EXHIBIT 99

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                          SYNERGY RESOURCES CORPORATION
                                 CODE OF ETHICS
                      FOR DIRECTORS, OFFICERS AND EMPLOYEES

                          I. Introduction and Purpose

This Code of Ethics for Directors, Officers and Employees (hereinafter referred to as the "Code") helps maintain standards of business conduct and ensures compliance with legal requirements, specifically, but not limited to, Section 406 of the Sarbanes-Oxley Act of 2002 and SEC rules promulgated thereby for Synergy Resources Corporation (hereinafter referred to as the "Company").

In addition to securing compliance with legal requirements, the purpose of the Code is to deter wrongdoing and promote ethical conduct, and full, fair, accurate, timely, and understandable disclosure of financial information in the periodic reports of the Company. The matters covered in this Code are of the utmost importance to the Company, our stockholders and our business partners, and are essential to our ability to conduct our business in accordance with our stated values.

Directors, officers, and employees play an important role in corporate governance and are uniquely capable and empowered to ensure that stockholders' interests are appropriately balanced, protected and preserved. Accordingly, this Code provides principles to which directors, officers, and employees are expected to adhere and advocate. This Code embodies rules regarding individual and peer responsibilities, as well as responsibilities to the Company, the public and others.

                                 II. Application

This Code is applicable to the Company's directors, officers and employees (hereinafter, "Individual").

                               III. Code of Ethics

Each Individual shall adhere to and advocate the following principles and responsibilities governing professional and ethical conduct:

1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.
2. Provide information that is full, fair, accurate, complete, objective, relevant, timely, and understandable.
3.   Comply with applicable governmental laws, rules, and regulations.
4. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.

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5.   Take all reasonable  measures to protect the  confidentiality of non-public information about the Company acquired in the course of the Individual's work except when authorized or otherwise legally obligated to disclose such information and to not use such confidential information for personal advantage.
6. Assure responsible use of and control over all assets and resources employed or entrusted to the Individual.
7. Promptly report to the Chairman of the Audit Committee (or in the absence of an Audit Committee, to the full Board of Directors):
     a)   any information you may have regarding any violation of this Code;
     b) any actual or apparent conflict of interest between personal and/or professional relationships involving management or any other employee with a role in financial reporting disclosures or internal controls;
     c) any information you might have concerning evidence of a material violation of the securities or other laws, rules or regulations applicable to the Company and its operations;
     d) significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize or report financial data; or
     e) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

                    IV. Reporting Procedure, Process and Accountability

As discussed above, an Individual shall promptly report any violation of this Code to the Chairman of the Company's Audit Committee (or in the absence of an Audit Committee, to the full Board of Directors). Reports of violations under this Code received by the Chairman of the Audit Committee shall be investigated by the Audit Committee (or in the absence of an Audit Committee, to the full Board of Directors). If the Audit Committee finds a violation of this Code, it shall refer the matter to the full Board of Directors.

In  the  event  of a  finding  that a  violation  of  this  Code  has  occurred, appropriate action shall be taken that is reasonably designed to deter wrongdoing and to promote accountability for adherence to this Code, and may include written notices to the individual involved of the determination that there has been a violation, censure by the Board, demotion or re-assignment of the individual involved, suspension with or without pay or benefits, and up to and including, if appropriate, termination of the individual's employment. In determining what action is appropriate in a particular case, the Board of Directors (or the independent directors of the Board as the case may be) shall take into account all relevant information, including the nature and severity of the violation, whether the violation was a single occurrence or repeated occurrences, whether the violation appears to have been intentional or inadvertent, whether the individuals in question had been advised prior to the

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violation as to the proper course of action and whether or not the individual in question had committed other violations in the past.

                             V. Anonymous Reporting

Any violation of this Code and any violation by the Company or its directors or officers of the securities laws, rules, or regulations, or other laws, rules, or regulations applicable to the Company may be reported to the Chairman of the Audit Committee anonymously.

                               VI. No Retaliation

It is against the Company's policy to retaliate in any way against an Individual for good faith reporting of violations of this Code.

                            VII. Waiver and Amendment

The Company is committed to continuously reviewing and updating its policies and procedures. Therefore, this Code is subject to modification. Any amendment or waiver of any provision of this Code must be approved in writing by the Company's Board of Directors and promptly disclosed pursuant to applicable laws and regulations.

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